Exhibit 99.2

INDEPENDENT CONTRACTOR CONSULTING AGREEMENT

This Independent Contractor Consulting Agreement (“Agreement”) is made as of October 1, 2024, between MediaCo Holding Inc. (“MDIA”), 48 W 25th Street, Floor 3, New York, NY 10010 and Ann Beemish (”Consultant”), 201 E. 21st St., #15N, New York, NY 10010.

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Services. MDIA and Consultant agree that Consultant will perform consulting services for MDIA in accordance with this Agreement, and as more specifically set forth in Exhibit A hereto (the “Services”).

2.	Fees. MDIA shall compensate Consultant for the Services as set forth in Exhibit A hereto.

3.
Confidentiality & Work Product. Consultant acknowledges that Consultant may come into possession of certain proprietary and confidential information related to the business operations of MDIA (the “Confidential Information”) during the course of this Agreement. Consultant shall hold all such Confidential Information in strict confidence and shall prevent disclosure to any third party, in whole or in part, and shall not use the Confidential Information for any purpose other than as needed to comply with Consultant’s obligations hereunder. Furthermore, Consultant shall ensure that all of Consultant’s employees, agents, and representatives having access to the Confidential Information will treat such information as confidential. Confidential Information does not include information that (i) becomes public other than as a result of disclosure by Consultant, (ii) is developed independently by Consultant or was available to Consultant on a non-confidential basis prior to its disclosure by MDIA, or (iii) becomes available to Consultant on a non-confidential basis from a source other than MDIA, provided that such source is not bound by a confidentiality agreement with MDIA.

In the event that Consultant is requested or required (through any legal discovery process, including by oral questions at deposition, interrogatories, requests for information or documents, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Consultant will promptly notify MDIA of such request or requirement in advance of any response so that MDIA may seek an appropriate protective order or waive compliance with the provisions of this Agreement. In the event that such protection or other remedy is not obtained or that MDIA waives compliance, Consultant agrees to furnish only that portion of the Confidential Information that Consultant is advised by written opinion of counsel is legally required to be disclosed and to exercise all reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information. Consultant agrees that MDIA shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of this Agreement, in addition to all other remedies available to MDIA at law or in equity.

MDIA shall own all right, title and interest (including all patent rights, copyrights, trade secret rights, mask work rights, trademark rights, database rights and all other intellectual property rights of any sort throughout the world) relating to any and all discoveries, inventions (whether or not patentable), works of authorship (including computer programs), mask works, designations, designs, know-how, ideas and information created, made or conceived or reduced to practice, in whole or in part, by Consultant in connection with the performance of Services pursuant to this Agreement (collectively “Intellectual Property”). Consultant shall promptly disclose and provide all Intellectual Property to MDIA. To the extent permitted by law, all Intellectual Property shall be “work(s) made for hire” and title shall vest automatically in MDIA. To the extent that the Intellectual Property includes materials that may not be work(s) made for hire, Consultant hereby grants, transfers, and assigns to MDIA all right, title and interest in and to all such Intellectual Property. Consultant shall, without charge, sign all documents and provide all assistance to MDIA as may be desired, in the sole discretion of MDIA, to evidence, record and perfect such assignments, and to secure, perfect, obtain, maintain, enforce, and defend any and all rights thereby assigned.

Notwithstanding the foregoing, nothing in this Agreement prohibits or restricts Consultant (or Consultant’s attorney) from initiating communications or directly communicating with, responding to any inquiries from, providing testimony before or information to, or filing a claim or assisting with an investigation directly with a government agency or entity, including the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), the Department of Justice (“DOJ”), Congress, any other self-regulatory organization or authority, or any other federal or state legal regulatory or law enforcement authority (collectively, the “Regulators”) regarding a suspected violation of law or regulation. Further, nothing in this Agreement prohibits or restricts Consultant (or Consultant’s attorney) from making other disclosures that are protected under the whistleblower provisions of applicable laws or regulations. Consultant does not need the prior authorization of the Company to engage in conduct protected by this paragraph and does not need to notify the Company that Consultant has engaged in such conduct.

Please take notice that the Defend Trade Secrets Act of 2016 provides that individuals shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (2) solely for the purpose of reporting or investigating a suspected violation of law; (ii) to an individual’s legal counsel in relation to a lawsuit for retaliation against the individual for reporting a suspected violation of law; or (iii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

4.
Transactions in Securities. Consultant acknowledges that the Confidential Information may contain material nonpublic information. Consultant further acknowledges Consultant’s obligations under the Securities Act, the Securities Exchange Act of 1934, as amended, and applicable state securities laws, in each case, as the same have been amended from time to time, not to trade in securities based on or otherwise use for its benefit or disclose such material nonpublic information.

5.
INDEPENDENT CONTRACTOR. THIS AGREEMENT CREATES AN INDEPENDENT CONTRACTOR RELATIONSHIP BETWEEN CONSULTANT AND MDIA AND DOES NOT AND SHALL NOT BE CONSTRUED TO CREATE AN EMPLOYEE/EMPLOYER RELATIONSHIP OR OTHER RELATIONSHIP BETWEEN CONSULTANT AND MDIA. CONSULTANT HEREBY ACKNOWLEDGES THAT CONSULTANT SHALL BE SOLELY RESPONSIBLE FOR PAYING CONSULTANT’S FEDERAL, STATE, AND LOCAL TAXES. FURTHER, MDIA SHALL NOT BE LIABLE FOR UNEMPLOYMENT COMPENSATION, WORKERS COMPENSATION, OR OTHER EMPLOYMENT BENEFITS. NOTHING CONTAINED HEREIN SHALL BE CONSTRUED TO RESTRICT CONSULTANT’S ABILITY TO ENGAGE IN ANY OTHER VENTURE, OCCUPATION, OR EMPLOYMENT. NOTHING CONTAINED IN THIS AGREEMENT SHALL AUTHORIZE CONSULTANT TO ACT ON BEHALF OF MDIA OR BIND MDIA TO ANY OBLIGATION WITHOUT WRITTEN AUTHORIZATION OF MDIA.

6.	Representations and Warranties of Consultant. Consultant hereby represents and warrants as follows:

a.
Consultant is not under any agreement with or obligation to any other party that might preclude Consultant from entering into this Agreement or providing the Services to MDIA, or otherwise interfere with the performance of Consultant’s obligations hereunder;

b.	That Consultant has not heretofore exclusively assigned, pledged, or otherwise encumbered the rights herein granted to Company.

c.	That in performing the Services on Company’s premises and in interacting with Company’s employees, Consultant shall adhere to Company’s applicable workplace policies;

d.	That in performing the Services, Consultant shall follow all applicable federal, state, and local laws; and

e.	That except as specifically set forth in this Agreement, Consultant shall be solely responsible for all expenses for providing the Services.

7.	Indemnification.

a.
MDIA agrees to indemnify and hold harmless Consultant from and against any and all third party claims, liabilities, damages, obligations, costs and expenses (including reasonable attorneys’ fees and expenses and costs of investigation) arising out of or relating to Company’s retention of Consultant, the execution and delivery of this Agreement, the provision of Services or other matters relating to or arising from this Agreement, except to the extent that any such claim, liability, obligation, damage, cost or expense shall have resulted from the gross negligence or willful misconduct of Consultant.

b.
Consultant agrees to indemnify and hold harmless Company and any of its subsidiaries and affiliates, officers, directors, principals, shareholders, agents, independent contractors and employees (collectively “Company Indemnified Persons”) from and against any and all third party claims, liabilities, damages, obligations, costs and expenses (including reasonable attorneys’ fees and expenses and costs of investigation) to the extent arising out of or relating to the gross negligence or willful misconduct of Consultant.

8.
LIMITATION OF LIABILITY. MDIA AGREES THAT CONSULTANT SHALL NOT BE LIABLE TO MDIA, OR ITS SUCCESSORS, AFFILIATES, OR ASSIGNS FOR DIRECT OR INDIRECT DAMAGES OR CLAIMS IN EXCESS OF THE TOTAL AMOUNT OF THE FEES ACTUALLY PAID TO CONSULTANT UNDER THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN NO EVENT SHALL EITHER PARTY HERETO BE LIABLE FOR CONSEQUENTIAL, INDIRECT, OR PUNITIVE DAMAGES, DAMAGES FOR LOST PROFITS OR OPPORTUNITIES, OR OTHER LIKE DAMAGES OR CLAIMS OF ANY KIND.

9.
Costs and Equipment. Except as specifically set forth in Exhibit A hereto, all travel, costs and equipment required for performing the Services set forth in Exhibit A shall be the sole cost and responsibility of Consultant.

10.	Assignment. Consultant shall not assign this Agreement or Consultant’s right and/or duties hereunder without the prior written consent of MDIA.

11.
Term and Termination. The term for this Agreement will begin October 1, 2024, and will continue until December 31, 2024 (the “Term”), provided however that after October 31, 2024,this Agreement may be terminated by MDIA at any time effective immediately upon MDIA providing notice to Consultant. In addition, either party may terminate this Agreement at any time in the event the other party breaches any provision contained in this Agreement and fails to cure such breach within two (2) business days of receiving notice of such breach. Sections 3, 5, 6, 7, 8, and 10 through 14 shall survive the expiration or earlier termination of this Agreement. Upon termination, fees for Services provided up to and including the date of termination shall be adjusted based upon the date termination, such amounts to be prorated based upon the number of days in the Term, and Consultant shall receive compensation for all undisputed amounts owed to Consultant for Services performed up to the date of termination. Upon termination of this Agreement, Consultant shall promptly deliver to Company all Company property (including, but not limited to, all equipment, funds, records, lists, analyses, materials, Confidential Information, Intellectual Property, and work product) in Consultant’s possession that were provided to, obtained by, or created by Consultant in connection with the performance of the Services.

12.
Governing Law and Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the choice of law provisions thereof. The United States District Court for the Southern District of New York and the appropriate Courts of the State of New York sitting in the Borough of Manhattan, City of New York, shall have exclusive jurisdiction in relation to any claim, dispute, or difference concerning this Agreement and any matter arising from it. The parties submit to the jurisdiction of such courts and irrevocably waive any right they may have to object to any action being brought in these courts, to claim that the action has been brought in an inconvenient forum or to claim that those courts do not have jurisdiction.

13.	Counterparts. This Agreement may be executed in one or more counterparts, the aggregate of which shall constitute a single Agreement.

14.	Entire Agreement. This Agreement constitutes the entire agreement between the parties and cannot be changed except in writing signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CONSULTANT:		MEDIACO HOLDING INC.

By	/s/ Ann Beemish	By	/s/ Arya Towfighi
	Ann Beemish		Arya Towfighi
EVP, General Counsel

Date	October 1, 2024	Date	October 1, 2024

EXHIBIT A

Description of Consulting Services: MDIA desires Consultant’s Services with respect to Consultant’s prior duties as Chief Financial Officer of MDIA and the transition of those duties.

Description of Fees: MDIA shall pay Consultant the rate of twenty-five thousand dollars ($25,000) per month, with a cap of forty (40) hours per week. Consultant will provide MDIA with a W-9 and monthly invoices, and MDIA shall pay all undisputed amounts automatically at the end of each month.

Expenses: MDIA shall reimburse Consultant for any travel expenses reasonably necessary to perform the Services. Consultant shall include such expense amounts on Consultant’s invoices, including (a) sufficient detail to demonstrate time, amount, and purpose of all expenses; and (b) scanned copies of receipts. MDIA shall reimburse all undisputed amounts within fifteen (15) days of receipt of the invoice.